Exhibit (a)(1)(C)

HOLOGIC, INC. ELECTION FORM

The exchange offer and withdrawal rights expire at

5:00 P.M., Eastern Time, on April 5, 2009,

unless the offer is extended.

INSTRUCTIONS TO ELECTION FORM

1.	DEFINED TERMS. All terms used in this Election Form but not defined have the meaning given them in the amended exchange offer, dated March 26, 2009. References in this Election Form to “Hologic,” “we,” “us,” “our,” and “ours” mean Hologic, Inc.

2.	EXPIRATION DATE. The exchange offer and any rights to tender or to withdraw a tender of eligible options expire at 5:00 p.m., Eastern Time, on April 5, 2009, unless the exchange offer is extended.

3.	DELIVERY OF ELECTION FORM. If you intend to tender eligible options under the exchange offer, a properly completed and signed copy of this Election Form must be received by Hologic before 5:00 p.m., Eastern Time, on April 5, 2009 (or such later date as may apply if the exchange offer is extended) by one of the following means:

By Mail or Courier

Hologic, Inc.

35 Crosby Drive

Bedford, Massachusetts 01730

Attention: David Brady, Senior Vice President, Human Resources

Phone: (781) 999-7418

By Facsimile

Hologic, Inc.

Attention: David Brady, Senior Vice President, Human Resources

Facsimile: (781) 280-0669

By Hand or Interoffice Mail

Attention: David Brady, Senior Vice President, Human Resources

By Email (By PDF or similar imaged document file)

dbrady@hologic.com

Your Election Form will be effective only upon receipt by us. Hologic will accept delivery of the signed Election Form only by one of the methods of delivery described above. The method of delivery is at your own option and risk. You are responsible for making sure that the Election Form is delivered to the person indicated above. You must allow for delivery time based on the method of delivery that you choose to ensure that we receive your Election Form on time.

You are not required to tender any of your eligible options. You will be able to elect to exchange as few or as many of your eligible options as you wish. If you elect to exchange a portion but not all of your eligible options, any options that you do not elect to exchange will not be cancelled. Any options that you properly elect to exchange will not be affected by your decision to not exchange all of your eligible options.

You do not need to return your stock option agreements relating to any tendered eligible options, as they will be automatically cancelled if we accept your eligible options for exchange.

4.	WITHDRAWAL OF ELECTION. Tenders of eligible options made under the exchange offer may be withdrawn at any time before 5:00 p.m., Eastern Time, on April 5, 2009, unless we extend the expiration date, in which case withdrawals must be received before such later expiration date and time.

To withdraw tendered eligible options, you must deliver, mail, fax or email (a PDF or similar imaged document file) a properly completed and signed Notice of Withdrawal to the attention of David Brady, Senior Vice President, Human Resources, by hand, by interoffice mail, by facsimile to (781) 280-0669, by regular or overnight mail to Hologic, Inc., 35 Crosby Drive, Bedford, Massachusetts 01730, or by email to dbrady@hologic.com. Withdrawals may not be rescinded and any eligible options withdrawn will not be considered to be properly tendered, unless the withdrawn eligible options are properly re-tendered before the expiration date by following the procedures described in Instruction 3 above.

5.	SIGNATURES. Please sign and date this Election Form, and provide your social security number or other tax identification number. Except as described in the following sentence, this Election Form must be signed by the eligible optionholder who holds the eligible options to be tendered exactly as such eligible optionholder’s name appears on the applicable option agreement. If the signature is by an attorney-in-fact or another person acting in a fiduciary or representative capacity, the signer’s full title and proper evidence of the authority of such person to act in such capacity must be identified on this Election Form.

6.	REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Any questions or requests for assistance regarding the exchange offer (including requests for additional or hard copies of the exchange offer or this Election Form) should be directed to David Brady, our Senior Vice President, Human Resources, at dbrady@hologic.com or by telephone at (781) 999-7418.

7.	IRREGULARITIES. We will determine all questions as to the number of shares subject to eligible options tendered and the validity, form, eligibility (including time of receipt) and acceptance of any tender of eligible options. Subject to any order or decision by a court or arbitrator of competent jurisdiction, our determination of these matters will be final and binding on all parties. We may reject any or all tenders of eligible options that we determine are not in appropriate form or that we determine are unlawful to accept. We may waive any defect or irregularity in any tender with respect to any particular eligible options or any particular eligible optionholder before the expiration of the exchange offer. No eligible options will be accepted for exchange until the eligible optionholder exchanging the eligible options has cured all defects or irregularities to our satisfaction, or they have been waived by us, prior to the expiration date. Neither we nor any other person is obligated to give notice of any defects or irregularities involved in the exchange of any eligible options.

8.	CONDITIONAL OR CONTINGENT OFFERS. Hologic will not accept any alternative, conditional or contingent tenders.

9.	IMPORTANT TAX INFORMATION. You should refer to Section 13 of the exchange offer, which contains important tax information. We encourage all eligible optionholders to consult with tax advisors if you have questions about your financial or tax situation.

ELECTION FORM

To:	Hologic, Inc.
35 Crosby Drive
Bedford, Massachusetts 01730
Attention: David Brady, our Senior Vice President, Human Resources
Facsimile: (781) 280-0669
Email: dbrady@hologic.com

I acknowledge that:

1.	I tender to Hologic for exchange eligible options issued under an award agreement dated January 16, 2008, and understand that, upon acceptance by Hologic, this Election Form will constitute a binding agreement between Hologic and me.

2.	I understand that if I validly tender eligible options for exchange, and such eligible options are accepted and cancelled, I will receive new options to acquire fewer shares of common stock than were underlying my eligible options at the time of the exchange and that I will not know what that lower number of shares will be until the close of market on Friday April 3, 2009 (unless the expiration date is extended).

3.	I understand that each new option issued to me will become exercisable over a period of four years, with 25% vesting on the first anniversary of the date the new options are granted and 25% vesting on each anniversary thereafter, so long as the I continue to provide services to Hologic.

4.	I understand that each new option will have an exercise price per share equal to 110% of the closing sales price of Hologic’s common stock as quoted by NASDAQ as of the close of market on Friday April 3, 2009 (unless the expiration date is extended).

5.	I understand that the new options will be nonstatutory stock options and that all new options will be granted under Hologic’s 2008 Equity Incentive Plan.

6.	I understand that the new options will have substantially the same terms and conditions as the eligible options cancelled in this exchange offer, except for the number of shares represented by the new option, the exercise price and the vesting period.

7.	Hologic has advised me to consult with my own advisors as to the consequences of participating or not participating in this exchange offer.

8.	To remain eligible to tender eligible options for exchange and cancellation pursuant to the exchange offer, I understand that I must remain an eligible optionholder and must not have received nor have given a notice of termination prior to the date and time that the exchange offer expires, which is scheduled to be 5:00 p.m., Eastern Time, on April 5, 2009, unless the exchange offer is extended. I understand that if I die or cease providing services to Hologic prior to the expiration date of the exchange offer, Hologic will not accept my eligible options for cancellation and I or my estate or beneficiaries, as the case may be, will retain my eligible options with their current terms and conditions.

9.	I understand that if I cease providing services to Hologic before all of the shares represented by new options vest, I will forfeit any unvested portion of my new options.

10.	I understand that neither the ability to participate in the exchange offer nor actual participation in the exchange offer will be construed as a right to continued employment with Hologic or any of its subsidiaries.

11.	I understand that in accordance with Sections 6 and 14 of the exchange offer, Hologic may terminate, modify or amend the exchange offer and postpone its acceptance and cancellation of any eligible options that I have tendered for exchange. In any such event, I understand that the eligible options tendered for exchange but not accepted will remain in effect with their current terms and conditions.

12.	I understand that this election is entirely voluntary, and I am aware that I may change or withdraw my decision to tender eligible options at any time until the exchange offer expires as described in the Instructions to this Election Form. I understand that this decision to tender my eligible options will be irrevocable at 5:00 p.m., Eastern Time, on April 5, 2009, unless the exchange offer is extended.

13.	I sell, assign and transfer to Hologic all right, title and interest in and to all of the eligible options that I am tendering as specified above, and I agree that I shall have no further right or entitlement to purchase any shares of Hologic’s common stock under the tendered eligible options on the date Hologic accepts those options for exchange and cancellation. I understand that my death or incapacity will not affect Hologic’s authority to take the actions described in the exchange offer with respect to eligible options that I have tendered for exchange and that have been accepted for cancellation, and such authority will survive my death or incapacity. All of my obligations under this election form will be binding upon my heirs, personal representatives, successors and assigns.

14.	I agree to all of the terms and conditions of the exchange offer. I understand that if I do not properly complete, sign and return this Election Form, I will be deemed to have elected NOT to exchange ANY of my eligible stock options.

Eligible Optionholder’s Signature	Date

Eligible Optionholder’s Name (please print or type)

Social Security Number or Tax I.D. Number of Eligible Optionholder

NOTE TO ELIGIBLE OPTIONHOLDERS IN COMMUNITY PROPERTY STATES:

If you are married and reside in a state the laws of which provide that a spouse has a community property interest in the eligible options, in order to elect to tender your eligible options your spouse must execute the Spousal Consent below. Under the Consent, your spouse agrees to be bound, and agrees that any such community property interest shall similarly be bound, by this Election Form. States with community property laws are Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington and Wisconsin.

Your failure to provide your spouse’s signature constitutes your representation and warranty to Hologic that either you are not married or your spouse has no community or other marital property rights in the eligible options or new options. You should consult your personal outside advisors if you have questions about the Spousal Consent below.

Spousal Consent

The undersigned spouse of the eligible optionholder who has executed this Election Form above has read and hereby approves the submission of this Election Form. The undersigned agrees to be irrevocably bound by this Election Form and further agrees that any community property interest of the undersigned will similarly be bound by this Election Form. The undersigned appoints the eligible optionholder who has executed this Election Form above as his/her attorney-in-fact with respect to any amendment or exercise of any rights under this Election Form.

Spouse’s Signature	Date

Spouse’s Name (please print or type)